                                                                    EXHIBIT 10.5

[SCOTIABANK LETTERHEAD]

                                                 November 24, 1994

Natco Canada Ltd.



Dear Sir:

     We are pleased to confirm that subject to acceptance by you, The Bank of Nova Scotia (the "Bank") will make available to Natco Canada Ltd. (the "Borrower"), credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and Schedule "A".

     If the arrangements set out in this letter and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on December 16, 1994 after which date this offer will lapse.

     We sincerely appreciate being given the opportunity to bid for your business. We are most interested in developing a relationship and assure you that should you decide to transfer your account to us, we will do our utmost to ensure that you benefit from your decision. If we can be of any further assistance to you on this proposal, please feel free to contact us. We look forward to a long and mutually rewarding association.

                                                 Yours very truly,

/s/ I.C. MACDONELL                               /s/ J.F. MCEWEN

I.C. MacDonell                                   J.F. McEwen
Account Manager                                  Assistant General Manager
                                                 & Centre Manager


     The arrangements set out above and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are hereby acknowledged and accepted by:

NATCO CANADA LIMITED
------------------------------------
Name


By: /s/ LEON WEHMEYER                            /s/
------------------------------------
Title: President                                  Controller


Date: Dec. 16, '94
------------------------------------

                              TERMS AND CONDITIONS

CREDIT NUMBER: 01                                AUTHORIZED AMOUNT:   $5,000,000
--------------------------------------------------------------------------------

TYPE

     Operating

PURPOSE

     General operating requirements

CURRENCY

     Canadian dollars

AVAILMENT

     The Borrower may avail the Credit by way of direct advances evidenced by Agreement re: Operating Credit Line and/or Bankers' Acceptances in Canadian dollars (in multiples of $100,000 and having terms of maturity of 30 to 180 days without grace) at the Borrower's option.

     Carve-out:     $1,500,000 for Letters of Guarantee and/or Standby Letters
                    of Credit for terms up to 18 months.

INTEREST RATE

     The Bank's Prime Lending Rate from time to time, plus 1/2% per annum with interest payable monthly.

ACCEPTANCE FEE

     The Bank's Commercial Bankers' Acceptance Fee, (subject to revision at any time), plus 1/2% per annum, subject to a minimum fee of $100 per transaction, payable at the time of each acceptance.

COMMISSION (LETTERS OF GUARANTEE & STANDBY LETTERS OF CREDIT)

     1 1/8% per annum, calculated on the issue amount, based on increments of 30 days or multiples thereof, from date of issuance to expiry date. Periods of less than 30 days will be counted as a thirty day increment. The amount is subject to the Bank's minimum fee as well as revision at any time and is payable upon issuance.

OTHER FEES

     A Commitment Fee of $5,000 is payable upon acceptance of this commitment.

     A Standby Fee of 1/4% per annum on the daily unused portion of the Credit is payable monthly from the date of acceptance of this commitment.

PAYMENT

     Advances are repayable on demand.

CREDIT NUMBER: 02                                  AUTHORIZED AMOUNT: $1,885,000
--------------------------------------------------------------------------------
TYPE

     Non-revolving

PURPOSE

     To assist with the purchase of a Shepard Road, Calgary property for $2,900,000.

CURRENCY

     Canadian dollars

AVAILMENT

     The Borrower may avail the Credit by way of direct advances evidenced by Demand Promissory Notes and/or Bankers' Acceptances in Canadian dollars (in multiples of $100,000 and having terms of maturity of 30 to 360 days without grace) at the Borrower's option.

INTEREST RATE

     The Bank's Prime Lending Rate from time to time, plus 1% per annum with interest payable monthly.

ACCEPTANCE FEE

     The Bank's Commercial Bankers' Acceptance Fee, (subject to revision at any time), plus 1% per annum, subject to a minimum fee of $100 per transaction, payable at the time of each acceptance.

FIXED RATE OPTION

     The Borrower has the option to fix the interest rate for the balance of the term of the loan at any time until July 31, 1995, subject to availability. Rates will be quoted upon request.

DRAWDOWN

     The loan is to be fully drawn down by February 2, 1995.

REPAYMENT

     The advance is repayable in 19 equal quarterly installments of principal ($47,125) commencing within 90 days of drawdown, with a final payment of the balance of principal and interest then outstanding due at the end of the term.


     The term of the loan is 5 years and the amortization is 10 years.

PREPAYMENT

     Prepayment is permitted without penalty at any time in whole or in part when loans are availed at a floating rate of interest.

     Prepayment of the loan in whole or in part when availed at a fixed rate of interest, is permitted at any time on payment of an amount equal to the greater of:

     i) three months simple interest at the rate applicable to the loan on the principal amount prepaid; and

     ii) the amount, if any, by which interest at the rate applicable to the loan exceeds interest at the prevailing rate at the time of prepayment calculated on the amount of the principal prepayment for the remaining term of the loan. The "prevailing rate at the time of prepayment" is defined as that rate at which the Bank would then lend to the Borrower, based on the same security, for the remaining term of the loan.

     Prepayments are to be applied against installments of principal in the inverse order of their maturities.

CREDIT NUMBER: 03                                AUTHORIZED AMOUNT:     $500,000
--------------------------------------------------------------------------------

TYPE

     Non-revolving

PURPOSE

     To supplement Working Capital.

CURRENCY

     Canadian dollars

AVAILMENT

     The Borrower may avail the Credit by way of direct advances evidenced by Demand Promissory Notes.

INTEREST RATE

     The Bank's Prime Lending Rate from time to time, plus 1% per annum with interest payable monthly.

FIXED RATE OPTION

     The Borrower has the option to fix the interest rate for the balance of the term of the loan at any time until July 31, 1995, subject to availability. Rates will be quoted upon request.

DRAWDOWN

     The loan is to be fully drawn down by February 2, 1995.

REPAYMENT

     The advance is repayable in 59 equal monthly installments of principal ($8,333) commencing within 30 days of drawdown, with a final payment of the balance of the principal and interest then outstanding due in the 60th month.

PREPAYMENT

     Prepayment is permitted without penalty at any time in whole or in part when loans are availed at a floating rate of interest.

     Prepayment of the loan in whole or in part, when availed at a fixed rate of interest, is permitted at any time on payment of an amount equal to the greater of:

     i) three months simple interest at the rate applicable to the loan on the principal amount prepaid; and
     ii) the amount, if any, by which interest at the rate applicable to the loan exceeds interest at the prevailing rate at the time of prepayment calculated on the amount of the principal prepayment for the remaining term of the loan. The "prevailing rate at the time of prepayment" is defined as that rate at which the Bank would then lend to the Borrower, based on the same security, for the remaining term of the loan.

     Prepayments are to be applied against installments of principal in the inverse order in their maturities.

GENERAL SECURITY, TERMS, AND CONDITIONS APPLICABLE TO ALL CREDITS

GENERAL SECURITY

     The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the Credits:

          General Assignment of Book Debts.

          Security under Section 427 of the Bank Act with appropriate insurance coverage, loss, if any, payable to the Bank.

          General Security Agreement over all present and future personal property, incorporating a fixed charge over all machinery and equipment having a current book value of $10,000 per unit or more, with appropriate insurance coverage, loss if any, payable to the Bank.

          Collateral Mortgage in the amount of $1,885,000 providing a first fixed charge over 9423 Shepard Road S.E., Calgary, Alberta (Lot 1, Plan 9112035), with replacement cost fire insurance coverage, loss, if any, payable to the Bank as mortgagee.

          Collateral Mortgage in the amount of $200,000 providing a first fixed charge over property in Nisku, Alberta, with replacement cost fire insurance coverage, loss, if any, payable to the Bank as mortgagee.

          Agreement re Operating Credit Line.

          Postponement Agreement covering an amount of $5,000,000 supported by respective promissory note(s).

          Bankers' Acceptance Agreement

          Reimbursement Agreement for Letter of Guarantee.

          Reimbursement Agreement for Standby Letter of Credit.

GENERAL CONDITIONS

     Until all debts and liabilities under the Credit(s) have been discharged in full, the following conditions will apply in respect of the Credits:

          Operating loans, Bankers' Acceptances, Letters of Guarantee and Standby Letters of Credit are not to exceed at any time the "Borrowing Base" which is defined as the sum of:

          75% of good quality Canadian trade accounts receivable (excluding accounts over 90 days, advance payments, holdbacks, accounts due by employees, offsets and inter-company accounts).

          75% of U.S. trade accounts receivable approved by the Bank, less advance payments and holdbacks.

          90% of EDC (or equivalent) insured accounts receivable, less advance payments and holdbacks.

          90% of accounts receivable secured by confirmed Letters of Credit acceptable to the Bank.

          50% of raw materials and finished goods inventory, less security interests or charges held by other parties, specific payables which have or may have priority over the Bank's security and unpaid inventory received from suppliers during the past 30 days. Advances against inventory are limited to $1,000,000.

          The ratio of current assets to current liabilities is to be maintained at all times at 1.25:1 or better.

          The ratio of Debt (including deferred taxes) to Tangible Net Worth
          (TNW) is not to exceed 2.65:1.

          TNW is defined as the sum of share capital, earned and contributed surplus and postponed funds less (i) amounts due from officers/affiliates, (ii) investments in affiliates, and (iii) intangible assets as defined by the Bank.

          Without the Bank's prior written consent:

               The aggregate of capital expenditures and/or dividends paid in any one fiscal year is not to exceed 50% of net cash flow, defined as the sum of after tax net profit plus depreciation/ amortization and deferred taxes less payments made on long term debt.

               Guarantees or other contingent liabilities are not to be entered into and assets are not to be further encumbered.

               No change in ownership is permitted.

               No mergers, acquisitions or change in the Borrower's line of business are permitted.

          All banking business is to be conducted with the Bank.

          Additional terms and conditions in Schedule A are to apply.

CONDITIONS PRECEDENT

     The following, evidenced by documents in form satisfactory to the Bank, is to be provided prior to any advances or availment being made under the
     Credits:

          Copy Agreement of Purchase and Sale relative to 9423 Shepard Road S.E., Calgary, Alberta.

          A Level I Environmental Assessment of 9423 Shepard Road S.E., Calgary, Alberta completed by a consultant acceptable to the Bank.

          Formal consent and release from the Bank of America relative to the Borrower's assets, and its guarantee liabilities for loans of National Tank Company and Cummings Point Inc.

GENERAL BORROWER REPORTING CONDITIONS

     Until all debts and liabilities under the Credits have been discharged in full, the Borrower will provide the Bank with the following:

          Annual Audited Unconsolidated Financial Statements, within 90 days of the Borrower's fiscal year end, duly signed.

          Quarterly Interim Financial Statements within 30 days of period end.

          Annual Audited Consolidated Financial Statements of National Tank Company, within 150 days of the fiscal year end, duly signed.

          A Statement of Security monthly, to include information on inventory, accounts receivable and accounts payable, within 20 days of period end.

          Monthly Aged Listing of Receivables within 30 days of period end.

          Aged listing of accounts payable upon request.

                                   SCHEDULE A

                   ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                 TO ALL CREDITS

Calculation and Payment of Interest

1. Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment or default and/or judgment.

Interest on Overdue Interest

2. Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgement.

Calculation and Payment of Bankers' Acceptance Fee

3. The fee for the acceptance of each Bankers' Acceptance will be payable on the face amount of each Bankers' Acceptance at the time of acceptance of each draft calculated on the basis of a calendar year for the actual number of days elapsed from and including the date of acceptance to the due date of the draft.

Calculation and Payment of Standby Fee

4. Standby fees shall be calculated daily and payable monthly on the basis of a calendar year for Canadian dollar credits and on the basis of a 360 day year for U.S. dollar credits from the date of acceptance by the Borrower of this Commitment Letter.

Environment

5.   The Borrower agrees:

     (a) to obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of the business activities of the Borrower;

     (b) to allow the Bank access at all times to the business premises of the Borrower to monitor and inspect all property and business activities of the Borrower;

     (c) to notify the Bank from time to time of any business activity conducted by the Borrower which involves the use or handling of hazardous materials or wastes or which increases the environmental liability of the Borrower in any material manner;

     (d) to notify the Bank of any proposed change in the use or occupation of the property of the Borrower prior to any change occurring;

     (e) to provide the Bank with immediate written notice of any environmental problem and any hazardous materials or substances which have an adverse effect on the property, equipment, or business activities of the Borrower and with any other environmental information requested by the Bank from time to time;

     (f) to conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and if the Borrower fails to do so, the Bank may perform such activities; and

     (g) to pay for any environmental investigations, assessments or remedial activities with respect to any property of the Borrower that may be performed for or by the Bank from time to time.

     If the Borrower notifies the Bank of any specified activity or change or provides the Bank with any information pursuant to subsections (c), (d), or
     (e), or if the Bank receives any environmental information from other sources, the Bank, in its sole discretion, may decide that an adverse change in the environmental condition of the Borrower or any of the property, equipment, or business activities of the Borrower has occurred which decision will constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Bank, the Bank shall notify the Borrower of the Bank's decision concerning the adverse change.

     If the Bank decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Bank in respect of such expenses, which will constitute further advances by the Bank to the Borrower under this Agreement.

Initial Drawdown

6. The right of the Borrower to obtain the initial drawdown under the Credits is subject to the condition precedent that there shall not have been any material adverse changes in the financial condition or the environmental condition of the Borrower or any guarantor of the Borrower.

Periodic Review

7. The obligation of the Bank to make further advances or other accommodation available under any Credit of the Borrower under which the indebtedness or liability of the Borrower is payable on demand, is subject to periodic review and to no adverse change occurring in the financial condition or the environmental condition of the Borrower or any guarantor.

Evidence of Indebtedness

8. The Bank's accounts, books and records constitute, in the absence of manifest error, conclusive evidence of the advances made under this Credit, repayments on account thereof and the indebtedness of the Borrower to the Bank.

Acceleration

9. (a) All indebtedness and liability of the Borrower to the Bank payable on demand, is repayable by the Borrower to the Bank at any time on demand;

     (b) All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become immediately due and payable, the security held by the Bank shall immediately become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events of Default occurs:

          (i) the Borrower fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Bank;

          (ii) there is a breach by the Borrower of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and the Bank are parties;

          (iii) any default occurs under any security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrow is a party;

          (iv) any bankruptcy, re-organization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower and, if instituted against the Borrower, are allowed against or consented to by the Borrower or are not dismissed or stayed within 60 days after such institution;

          (v) a receiver is appointed over any property of the Borrower or any judgement or order or any process of any court becomes enforceable against the Borrower or any property of the Borrower or any creditor takes possession of any property of the Borrower;

          (vi) any adverse change occurs in the financial condition of the Borrower;

          (vii)  any adverse change occurs in the environmental condition of:

                 (A) the Borrower; or

                 (B) any property, equipment, or business activities of the
                     Borrower.

Costs

10. All costs, including legal and appraisal fees incurred by the Bank relative to security and other documentation, shall be for the account of the Borrower and may be charged to the Borrower's deposit account when submitted.